UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2004

Continucare Corporation

(Exact name of registrant as specified in its Charter)

Florida	1-12115
(State of other jurisdiction or incorporation or organization)	(Commission File Number)

7200 Corporate Center Drive, Suite 600, Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

59-2716023
(IRS Employer Identification No.)

(305) 500-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On November 15, 2004, our subsidiary, Continucare Medical Management, Inc. (“CMM”) entered into an Amended and Restated Primary Care Provider Services Agreement with Vista Health Plan, Inc. and Vista Insurance Plan, Inc. The new agreement replaces our existing relationship with Vista. Under the new agreement with Vista, CMM provides or arranges for the provision of covered medical services to each Vista member who selects one of our physicians as his or her primary care physician. Through CMM we will service Vista’s individual, commercial and Medicare members in Miami-Dade and Broward Counties, Florida. We receive a capitated fee with respect to the Vista patients assigned to us. For commercial and individual Vista patients the capitated fee will be a fixed monthly payment per member. For Medicare patients the capitated fee will be a percentage of the premium that Vista receives with respect to those patients. Our agreement with Vista is subject to Vista’s changes to the covered benefits that Vista elects to provide to its members and other terms and conditions. We must also comply with the terms of Vista’s policies and procedures, including Vista’s policies regarding referrals, approvals and utilization management and quality assessment.

     The agreement with Vista runs through June 30, 2008 (unless earlier terminated in accordance with its terms) and will thereafter automatically renew for successive one year periods unless either party provides the other with 180 days notice of its intent to terminate the agreement. Vista may terminate the agreement with us immediately if:

•	we experience certain events of bankruptcy or insolvency; or

•	Vista determines, in its sole reasonable discretion, that:

•	our actions or inactions or those of our health care professionals are causing or may cause imminent danger to the health, safety or welfare of any Vista member;

•	our or our health care professionals’ licenses, DEA registrations, hospital staff privileges, rights to participate in the Medicare or Medicaid program or other accreditations are restricted, suspended or revoked or if any of our health care professionals voluntarily relinquish any of those credentials and we do not promptly terminate that professional;

•	our health care professionals’ ability to practice medicine is effectively impaired by an action of the Board of Medicine or other governmental agency;

•	we are convicted of a criminal offense related to our involvement in Medicaid, Medicare or social service programs under Title XX of the Social Security Act; or

•	we or our medical professionals engaged in any other behavior or activity that could be hazardous or injurious to any Vista member; or

•	we materially breach the agreement; provided that we are given an opportunity to cure such breach.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President – Finance, Chief Financial Officer, Treasurer & Secretary

Dated: November 16, 2004

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